Exhibit 10.4


                        FIRST AMENDMENT TO LOAN AGREEMENT

         WHEREAS, EPIC Aviation, LLC, an Oregon limited liability company ("EPIC"), and Ronson Aviation, Inc., a New Jersey corporation ("Ronson") entered into a Loan Agreement dated as of May 30, 2007 (the "Agreement");

         WHEREAS, Ronson desires to enter into a Business Loan Agreement (the "Bank Loan") with Bank of the West (the "Bank") for a loan in the original principal amount of Five Hundred Thousand Dollars ($500,000), plus interest and other amounts due pursuant to the Bank Loan (the "Indebtedness");

         WHEREAS, it is a condition to the closing of the Bank Loan that EPIC execute a Commercial Guaranty in favor of the Bank (the "EPIC Guaranty"), pursuant to which EPIC will absolutely and unconditionally guarantee full and punctual payment and satisfaction of the Indebtedness of Ronson to the Bank and the performance and discharge of all of Ronson's obligations to the Bank under the Bank Loan and related documents; and

         WHEREAS, it is a condition to EPIC's execution of the EPIC Guaranty that Ronson agree to amend the Agreement as set forth in this First Amendment;

         NOW THEREFORE, EPIC and Ronson hereby agree that the Agreement is amended as follows:

         1. A new paragraph is added to Section 1 of the Agreement, after the second paragraph of the current Section 1, as follows:

                  In the event that EPIC is required to pay any amounts to the Bank pursuant to the EPIC Guaranty, then such amounts shall be considered Loan Advances hereunder.

         2. The first sentence of the third paragraph of Section 1 of the Agreement is revised in its entirety to read as follows:

                  In addition to other remedies provided by law, if RONSON: (a) terminates the Fuel Purchase Contract (this and all further references to the Fuel Purchase Contract shall be deemed to include the amendments incorporated into that contract by the Amendment to the Fuel Purchase Contract executed as of May 30,
                  2007) for any reason (voluntarily or involuntarily); or (b) breaches the Fuel Purchase Contract in any material respect; or (c) breaches the Bank Loan; or (d) RONSON agrees to any amendment of the Bank Loan without first obtaining the prior written consent of EPIC; or (e) takes or omits to take any other action that causes the Bank to exercise its rights against EPIC pursuant to the EPIC Guaranty (each a "Triggering Event"), then EPIC shall have no further obligation to advance any additional funds to RONSON and RONSON shall repay to EPIC the entire Loan Advance balance of all funds advanced by EPIC to RONSON under this Agreement (including but not limited to any amounts paid by EPIC to the Bank pursuant to the EPIC Guaranty) that have not been repaid according to the terms below, together with accrued interest (the "Default Repayment Amount") within ten (10) days of EPIC's written demand for payment thereof.

         3. Section 10 of the Agreement is amended by adding the following to the end of the section:

                  c.       RONSON breaches the Bank Loan;

                  d. RONSON agrees to any amendment of the Bank Loan without first obtaining the prior written consent of EPIC; or

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                  e.       RONSON takes or omits to take any other action that
                           causes the Bank to exercise its rights against EPIC pursuant to the EPIC Guaranty.

         4.       A new Section 21 is added to the Agreement as follows:

                  21. RONSON shall not amend the Bank Loan without the prior written consent of EPIC, which consent may be withheld in EPIC's sole discretion.


         Unless otherwise expressly provided in this First Amendment, all capitalized terms used herein shall have the meanings set forth in the Agreement. Except as specifically set forth in this First Amendment, the terms of the Agreement shall remain in full force and effect.

         (the remainder of this page has been intentionally left blank)



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                                SIGNATURE PAGE -
                        FIRST AMENDMENT TO LOAN AGREEMENT

         IN WITNESS WHEREOF, the parties have executed this First Amendment to be effective as of November __, 2007. This Amendment may be executed by facsimile and/or in counterparts.

EPIC AVIATION, LLC                       RONSON AVIATION, INC.


By _____________________________         By ____________________________
                                            Louis V. Aronson II
                                            President & Chief Executive Officer

*



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